Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

THE MAINSTAY FUNDS
811-4550
For Period Ended 4/30/10

MainStay Value Fund

(a) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay Value Fund, a series of The MainStay Funds, was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Thursday, November 5, 2009 at 9:15 a.m.

(b)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for: (i) the acquisition of all of the assets and the assumption of all of the liabilities of the MainStay Value Fund by the MainStay ICAP Select Equity Fund, a series of ICAP Funds, Inc., in exchange for shares of common stock of the MainStay ICAP Select Equity Fund having an aggregate net asset value equal to the aggregate net asset value of the shares of beneficial interest of the MainStay Value Fund; and (ii) the subsequent distribution of the shares and liquidation and dissolution of the MainStay Value Fund.

The above proposal was discussed in detail in the proxy statement.  No other business came before the Special Meeting.

With respect to the MainStay Value Fund, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on November 5, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	12,352,036.346	91.928%	47.500%
Against	373,334.449	2.778%	1.436%
Abstain	711,271.789	5.294%	2.735%
Uninstructed	0.00	0.00%	0.00%
Total	13,436,642.584	100.00%	51.671%

Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

THE MAINSTAY FUNDS
811-4550
For Period Ended 4/30/10

MainStay Mid Cap Growth Fund

(d) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay Mid Cap Growth Fund, a series of The MainStay Funds, was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Thursday, November 5, 2009 at 9:00 a.m.

(e)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(f)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for: (i) the acquisition of all of the assets and the assumption of all of the liabilities of the MainStay Mid Cap Growth Fund by the MainStay Large Cap Growth Fund, a series of The MainStay Funds, in exchange for shares of beneficial interest of the MainStay Large Cap Growth Fund having an aggregate net asset value equal to the aggregate net asset value of the shares of beneficial interest of the MainStay Mid Cap Growth Fund; and (ii) the subsequent distribution of the shares and liquidation and dissolution of the MainStay Mid Cap Growth Fund.

The above proposal was discussed in detail in the proxy statement.  No other business came before the Special Meeting.

With respect to the MainStay Mid Cap Growth Fund, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on November 5, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	9,590,135.224	96.449%	52.220%
Against	115,184.684	1.158%	0.627%
Abstain	237,886.546	2.392%	1.295%
Uninstructed	0.00	0.00%	0.00%
Total	9,943,206.454	100.00%	54.142%

Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

THE MAINSTAY FUNDS
811-4550
For Period Ended 4/30/10

MainStay Small Cap Growth Fund

(g) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay Small Cap Growth Fund, a series of The MainStay Funds, was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Monday, November 16, 2009 at 9:30 a.m.

(h)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(i)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for: (i) the acquisition of all of the assets and the assumption of all of the liabilities of the MainStay Small Cap Growth Fund by the MainStay Small Company Value Fund, a series of Eclipse Funds, in exchange for shares of beneficial interest of the MainStay Small Company Value Fund having an aggregate net asset value equal to the aggregate net asset value of the shares of beneficial interest of the MainStay Small Cap Growth Fund; and (ii) the subsequent distribution of the shares and liquidation and dissolution of the MainStay Small Cap Growth Fund.

The above proposal was discussed in detail in the proxy statement.  No other business came before the Special Meeting.

With respect to the MainStay Small Cap Growth Fund, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on November 16, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	3,812,063.532	91.344%	46.050%
Against	142,463.252	3.414%	1.721%
Abstain	218,764.379	5.242%	2.643%
Uninstructed	0.00	0.00%	0.00%
Total	4,173,291.163	100.00%	50.414%

Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

MAINSTAY FUNDS
811-04550
For Period Ended 4/30/10

MainStay Mid Cap Value Fund

(j) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay Mid Cap Value Fund, a series of The MainStay Funds, was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Monday, November 16, 2009 at 9:30 a.m.

(k)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(l)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for: (i) the acquisition of all of the assets and the assumption of all of the liabilities of the MainStay Mid Cap Value Fund by the MainStay ICAP Select Equity Fund, a series of ICAP Funds, Inc., in exchange for shares of common stock of the MainStay ICAP Select Equity Fund having an aggregate net asset value equal to the aggregate net asset value of the shares of beneficial interest of the MainStay Mid Cap Value Fund; and (ii) the subsequent distribution of the shares and liquidation and dissolution of the MainStay Mid Cap Value Fund.

The above proposal was discussed in detail in the proxy statement.  No other business came before the Special Meeting.

With respect to the MainStay Mid Cap Value Fund, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on November 16, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	6,967,003.623	90.970%	47.161%
Against	229,242.150	2.993%	1.552%
Abstain	462,295.590	6.036%	3.129%
Uninstructed	0.00	0.00%	0.00%
Total	7,658,541.363	100.00%	51.843%

Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

THE MAINSTAY FUNDS
811-4550
For Period Ended 4/30/10

MainStay Capital Appreciation Fund

(m) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the MainStay Capital Appreciation Fund, a series of The MainStay Funds, was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on Wednesday, November 18, 2009 at 4:00 p.m.

(n)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(o)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve an Agreement and Plan of Reorganization providing for: (i) the acquisition of all of the assets and the assumption of all of the liabilities of the MainStay Capital Appreciation Fund by the MainStay Growth Equity Fund, a series of Eclipse Funds Inc., in exchange for shares of common stock of the MainStay Growth Equity Fund having an aggregate net asset value equal to the aggregate net asset value of the shares of beneficial interest of the MainStay Capital Appreciation Fund; and (ii) the subsequent distribution of the shares and liquidation and dissolution of the MainStay Capital Appreciation Fund.

The above proposal was discussed in detail in the proxy statement.  No other business came before the Special Meeting.

With respect to the MainStay Capital Appreciation Fund, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on November 18, 2009, were cast.  There were no votes cast in person at the Special Meeting.

Total Votes	Shares Voted	% of Voted	% of Total
For	10,493,799.489	90.681%	45.591%
Against	367,904.912	3.179%	1.598%
Abstain	710,555.831	6.140%	13.087%
Uninstructed	0.00	0.00%	0.00%
Total	11,572,260.232	100.00%	50.277%